Exhibit 99.1


PRAXAIR REPORTS FIRST-QUARTER EARNINGS PER SHARE OF 79 CENTS

DANBURY, Conn., April 21, 2003 - Praxair, Inc. (NYSE:PX) reported first-quarter 2003 net income of $130 million and diluted earnings per share of 79 cents, up from income before accounting changes of $127 million and 77 cents per share in the prior-year quarter.

     Sales for the quarter were $1,337 million compared to $1,232 million in 2002. Sales grew 9% on a reported basis, and 6% excluding the impact of changes in natural gas prices and currency. Operating profit for the quarter was $215 million compared to $217 million in the 2002 quarter.

     Commenting on business during the quarter, Dennis H. Reilley, chairman and chief executive officer, said, "We achieved record sales due to the excellent progress we have made on our growth initiatives. Earnings during the quarter were held back by anticipated plant turnaround activities, combined with the spike in energy costs and tough conditions in the chemical and aviation industries."

     In North America, reported sales of $893 million rose 11% from the prior year, and 5% excluding the pass-through effect of higher natural gas prices. Growth came primarily from refinery hydrogen and healthcare. Segment operating profit fell 4% to $131 million due to the costs of plant turnarounds and higher electricity and fuel costs, which were not recovered during the quarter.

     In Europe, sales grew 25% primarily due to the stronger Euro. Excluding the effect of currency and divestitures, segment sales grew 5% compared to the year-ago period. Operating profit in Europe grew 10%, excluding currency, due to positive price and volume gains combined with excellent productivity improvements. In Asia, sales grew 15% and operating profit 30% largely due to strong volume growth from new business, particularly in China. Sales in South America declined 13%, but excluding the effects of currency devaluation were up 18%, largely due to the development of new services offerings. Operating profit declined slightly as strong local sales growth and cost reductions largely offset the currency decline.

     Praxair Surface Technologies was hurt by low commercial airline activity and temporarily reduced military service work, combined with plant closure costs.

     Cash flow from operations for the quarter was $171 million and capital expenditures were $123 million. The company `s debt-to-capital ratio* was reduced to 51.0%. After-tax return on capital* was 12.6%, lower than 2002's fourth quarter due to the lower operating profit and the higher effective tax rate.

     Looking ahead, Reilley said, "We expect results for the remainder of the year to improve as energy markets stabilize and our U.S. operating margins improve. However, I am cautious on the long-term picture for economic growth, but still expect Praxair to continue to grow our sales and earnings through our growth initiatives."

     For the second quarter, Praxair expects sales growth in the area of 5% from last year's second quarter, and diluted earnings per share of 84 to 89 cents. For the full year, earnings guidance is unchanged at $3.40 to $3.60 per diluted share.

     Praxair is the largest industrial gases company in North and South America, and one of the largest worldwide, with 2002 sales of $5.1 billion. The company produces, sells and distributes atmospheric and process gases, and high-performance surface coatings. Praxair products, services and technologies bring productivity and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, metals and others. More information on Praxair is available on the Internet at www.praxair.com.

--------------------------------------------------------------------------------

*Non-GAAP measures. Please refer to the Appendix--Non-GAAP Measures for definitions and calculations.

Attachments: Statement of Income, Balance sheet, Statement of Cash Flows, Segment Information, Quarterly Financial Summary, and Non-GAAP Measures

A teleconference on Praxair's first-quarter results is being held this morning, April 21, at 10:00 am Eastern Time. The number is (706) 634-0777. The call also is available as a web cast at www.praxair.com/investors. Materials to be used in the teleconference are available on www.praxair.com/investors.

Forward-Looking Statements: The forward-looking statements contained in this announcement concerning demand for products and services, the expected macroeconomic environment, sales and earnings growth, and other financial goals involve risks and uncertainties, and are subject to change based on various factors. These include the impact of changes in worldwide and national economies, the cost and availability of electric power, natural gas and other materials, development of operational efficiencies, changes in foreign currencies, changes in interest rates, the continued timely development and acceptance of new products and processes, the impact of competitive products and pricing, and the impact of tax and other legislation and regulation in the jurisdictions in which the company operates.

Contacts:
Susan Szita Gore, Media (203) 837-2311 - susan_szita-gore@praxair.com Elizabeth Hirsch, Investors (203) 837-2354 - liz_hirsch@praxair.com

                         PRAXAIR, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                  (Millions of dollars, except per share data)
                                   (UNAUDITED)


                                                                                  Quarter Ended
                                                                                    March 31,
                                                                           --------------------------
                                                                            2003 (a,b)          2002
                                                                            -------           -------

SALES                                                                       $ 1,337           $ 1,232
Cost of sales                                                                   804               699
Selling, general and administrative                                             185               184
Depreciation and amortization                                                   122               121
Research and development                                                         17                17
Other Income - net                                                                6                 6
                                                                            -------           -------
OPERATING PROFIT                                                                215               217
Interest expense                                                                 42                51
                                                                            -------           -------
INCOME BEFORE INCOME TAXES                                                      173               166
Income taxes                                                                     41                37
                                                                            -------           -------
INCOME OF CONSOLIDATED ENTITIES                                                 132               129
Minority interests                                                               (5)               (4)
Income from equity investments                                                    3                 2
                                                                            -------           -------
INCOME BEFORE ACCOUNTING CHANGES                                                130               127
Cumulative effect of accounting changes (c)                                       -              (139)
                                                                            -------           -------
NET INCOME                                                                  $   130           $   (12)
                                                                            =======           =======

PER SHARE DATA:
Basic earnings per share:
Before accounting changes                                                   $  0.80           $  0.78
Accounting changes                                                                -             (0.85)
                                                                            -------           -------
Net income                                                                  $  0.80           $ (0.07)
                                                                            =======           =======
Diluted earnings per share:
Before accounting changes                                                   $  0.79           $  0.77
Accounting changes                                                                -             (0.84)
                                                                            -------           -------
Net income                                                                  $  0.79           $ (0.07)
                                                                            =======           =======

Cash dividends                                                              $  0.21           $  0.19

WEIGHTED AVERAGE SHARES OUTSTANDING (000's):
Basic shares outstanding                                                    162,881           163,524
Diluted shares outstanding                                                  164,635           165,936



(a) Results for the quarter ended March 31, 2003 include a $19 million decrease in sales; a $1 million decrease in operating profit; and a $-0- million decrease in net income from currency effects worldwide compared to the 2002 results.

(b) Results for the quarter ended March 31, 2003 include a $47 million increase in sales from the contractual pass-through of higher on-site hydrogen raw material costs tied to natural gas prices, with no impact on operating profit.

(c) In the 2002 first quarter, the Company recorded a $139 million non-cash transition charge to earnings for the adoption SFAS 142 as a cumulative effect of an accounting change.

                         PRAXAIR, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                              (Millions of dollars)
                                   (UNAUDITED)


                                                                       March 31,  December 31,
                                                                         2003        2002
                                                                       -------      ------
ASSETS
Cash and cash equivalents                                              $   58       $   39
Accounts receivable                                                       937          860
Inventories                                                               285          277
Prepaid and other current assets                                          132          110
                                                                       ------       ------
TOTAL CURRENT ASSETS                                                    1,412        1,286

Property, plant and equipment - net                                     4,684        4,666
Goodwill                                                                1,012          985
Other intangibles                                                          53           50
Other assets                                                              400          414
                                                                       ------       ------
TOTAL ASSETS                                                           $7,561       $7,401
                                                                       ======       ======

LIABILITIES AND EQUITY
Accounts payable                                                       $  360       $  378
Short-term debt                                                           192          215
Current portion of long-term debt                                          22           23
Other current liabilites                                                  515          484
                                                                       ------       ------
TOTAL CURRENT LIABILITIES                                               1,089        1,100

Long-term debt                                                          2,528        2,510
Other long-term liabilities                                             1,307        1,287
                                                                       ------       ------
TOTAL LIABILITIES                                                       4,924        4,897

Minority interests                                                        160          164
Shareholders' equity                                                    2,477        2,340
                                                                       ------       ------
TOTAL LIABILITIES AND EQUITY                                           $7,561       $7,401
                                                                       ======       ======


                         PRAXAIR, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                              (Millions of dollars)
                                   (UNAUDITED)



                                                                        Quarter Ended
                                                                           March 31,
                                                                     --------------------
                                                                        2003       2002
                                                                      --------   --------

OPERATIONS
  Net income                                                          $    130   $   (12)
  Adjustments:
    Depreciation and amortization                                          122       121
    Accounting change                                                        -       139
    Other non-cash (benefits)/charges                                        9        (6)
    Working capital                                                        (89)      (78)
    Long-term assets and liabilities and other                              (1)      (17)
                                                                       -------    ------
     Net cash provided by operating activities                             171       147
                                                                       -------    ------

INVESTING
  Capital expenditures                                                    (123)     (107)
  Acquisitions                                                             (14)      (60)
  Divestitures and asset sales                                              52        14
                                                                       -------    ------
     Net cash used for investing activities                                (85)     (153)
                                                                       -------    ------

FINANCING
  Debt (decrease)/increase - net                                            (8)       22
  Issuance of common stock                                                  43       106
  Purchases of common stock                                                (61)      (95)
  Cash dividends                                                           (35)      (31)
  Minority transactions and other                                           (5)        4
                                                                       -------    ------
     Net cash (used for)/provided by financing activities                  (66)        6

Effect of exchange rate changes on cash and
 Cash equivalents                                                           (1)       (1)
                                                                       -------    ------

Change in cash and cash equivalents                                         19        (1)

Cash and cash equivalents beginning-of-period                               39        39
                                                                       -------    ------

Cash and cash equivalents end-of-period                                    $58       $38
                                                                       =======    ======


                         PRAXAIR, INC. AND SUBSIDIARIES
                               SEGMENT INFORMATION
                              (Millions of dollars)
                                   (UNAUDITED)


                                                                           Quarter Ended
                                                                             March 31,
                                                                      ----------------------
                                                                         2003        2002
                                                                      ----------  ----------

SALES
  North America (a)                                                    $    893      $   802
  South America (b)                                                         148          170
  Europe (c)                                                                165          132
  Asia                                                                       84           73
  Surface Technologies                                                       98           99
  Elimination                                                               (51)         (44)
                                                                       --------      -------
       Total sales                                                     $  1,337      $ 1,232
                                                                       ========      =======

SEGMENT OPERATING PROFIT
  North America (a)                                                    $    131      $   137
  South America (b)                                                          29           31
  Europe (c)                                                                 38           30
  Asia                                                                       13           10
  Surface Technologies                                                        4            9
  All Other                                                                   -            -
                                                                       --------      -------
       Total operating profit                                          $    215      $   217
                                                                       ========      =======


(a) North American results for the quarter ended March 31, 2003 include a $47 million increase in sales from the contractual pass-through of higher on-site hydrogen raw material costs tied to natural gas prices, with no impact on operating profit.

(b) South American results for the quarter ended March 31, 2003 include a $52 million decrease in sales; and a $6 million decrease in operating profit from currency effects versus the 2002 period.

(c) European results for the quarter ended March 31, 2003 include a $29 million increase in sales; and a $5 million increase in operating profit from currency effects versus the 2002 period.

                        PRAXAIR, INC. AND SUBSIDIARIES
                          QUARTERLY FINANCIAL SUMMARY
                 (Millions of dollars, except per share data)
                                   (UNAUDITED)


                                                                                  2003                2002
                                                                               -------- --------------------------------
                                                                                  Q1      Q4*     Q3*     Q2*      Q1
FROM THE INCOME STATEMENT
Sales                                                                           $1,337   $1,297  $1,292  $1,307  $1,232
Cost of sales                                                                      804      747     749     755     699
Selling, general and administrative                                                185      189     187     191     184
Depreciation and amortization                                                      122      122     120     120     121
Research and development                                                            17       20      16      16      17
Other income (expenses) - net                                                        6        8      15      19       6
                                                                               -------- --------------------------------
Operating profit                                                                  $215     $227    $235    $244    $217
Interest expense                                                                    42       45      63      47      51
Income taxes                                                                        41       40      38      43      37
Minority interests                                                                  (5)      (5)     (5)     (6)     (4)
Income from equity investments                                                       3        3       2       2       2
                                                                               -------- --------------------------------
Income before cumulative effect of accounting changes                              130      140     131     150     127
Cumulative effect of accounting changes                                              -        -       -       -    (139)
                                                                               -------- --------------------------------
Net income                                                                        $130     $140    $131    $150    $(12)
                                                                               ======== ================================
PER SHARE DATA Diluted earnings per share:
Income before cumulative effect of accounting changes                            $0.79    $0.85   $0.80   $0.91   $0.77
Accounting changes                                                                   -        -       -       -   (0.84)
                                                                               -------- --------------------------------
Net income                                                                       $0.79    $0.85   $0.80   $0.91  $(0.07)
                                                                               ======== ================================
Cash dividends per share                                                         $0.21    $0.19   $0.19   $0.19   $0.19
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (000's)                            164,635  164,315 163,956 164,835 165,936

FROM THE BALANCE SHEET
Total debt                                                                      $2,742   $2,748  $2,875  $3,022  $3,009
Total capital (non-GAAP measure, see Appendix)                                   5,379    5,252   5,231   5,526   5,605
Debt-to-capital ratio (non-GAAP measure, see Appendix)                            51.0%    52.3%   55.0%   54.7%   53.7%

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations                                                         $171     $338    $256    $260    $147
Capital expenditures                                                               123      158     119     114     107
Acquisitions                                                                        14       37       7       9      60
Cash dividends                                                                      35       30      31      31      31

OTHER INFORMATION
Number of employees                                                             24,730   25,010  24,375  24,627  24,809
After-tax return on capital (ROC) (non-GAAP measure, see Appendix)                12.6%    13.7%   13.8%   13.8%   12.2%

SEGMENT DATA
SALES
-----
North America                                                                     $893     $852    $845    $852    $802
South America                                                                      148      136     154     172     170
Europe                                                                             165      157     151     149     132
Asia                                                                                84       88      84      79      73
Surface Technologies                                                                98       97      99      99      99
Eliminations                                                                       (51)     (33)    (41)    (44)    (44)
                                                                               -------- --------------------------------
    Total                                                                       $1,337   $1,297  $1,292  $1,307  $1,232
                                                                               ======== ================================
SEGMENT OPERATING PROFIT
------------------------
North America                                                                     $131     $142    $139    $139    $137
South America                                                                       29       26      37      41      31
Europe                                                                              38       39      36      34      30
Asia                                                                                13       14      14      13      10
Surface Technologies                                                                 4        6       9      10       9
All Other                                                                            -        -       -       7       -
                                                                               -------- --------------------------------
    Total                                                                         $215     $227    $235    $244    $217
                                                                               ======== ================================


* Diluted EPS for the second quarter of 2002 included a benefit of $0.07 per share resulting from a litigation settlement and recognition of currency hedge gains related to earnings in future quarters. Diluted EPS for the third quarter of 2002 included a charge of $0.07 per share for the early retirement of debt and a benefit of $0.02 per share from the recognition of currency hedge gains related to fourth quarter 2002 earnings.

                         PRAXAIR, INC. AND SUBSIDIARIES
                                    APPENDIX
                                NON-GAAP MEASURES
                          (Dollar amounts in millions)
                                   (UNAUDITED)

Definitions of the following non-GAAP measures may not be comparable to similar definitions used by other companies. Praxair believes that its debt-to-capital ratio is appropriate for measuring its financial leverage. The Company believes that its after-tax return on invested capital ratio is an appropriate measure for judging performance as it reflects the approximate after-tax profit earned as a percentage of investments by all parties in the business (debt, minority interest, preferred stock, and shareholders' equity).


                                                 2003                     2002
                                               --------    ------------------------------------
                                                  Q1          Q4*      Q3*      Q2*       Q1
TOTAL CAPITAL
-------------
   Debt                                        $  2,742    $  2,748  $ 2,875  $ 3,022  $ 3,009
   Minority interests                               160         164      152      155      148
   Preferred stock                                    -           -        -       20       20
   Shareholders' equity                           2,477       2,340    2,204    2,329    2,428
                                               ---------   ------------------------------------
                                               $  5,379    $  5,252  $ 5,231  $ 5,526  $ 5,605
                                               =========   ====================================

DEBT-TO-CAPITAL RATIO                              51.0%       52.3%    55.0%    54.7%    53.7%
---------------------                          =========   ====================================


AFTER-TAX RETURN ON CAPITAL (ROC)
---------------------------------
   Operating profit                            $    215    $    227  $   235  $   244  $   217
   Less: reported taxes                             (41)        (40)     (38)     (43)     (37)
   Less: tax benefit on interest expense            (10)        (10)     (14)     (11)     (11)
   Add: equity income                                 3           3        2        2        2
                                               ---------   ------------------------------------
       Net operating profit after-tax (NOPAT)  $    167    $    180  $   185  $   192  $   171

   Beginning capital                           $  5,252    $  5,231  $ 5,526  $ 5,605  $ 5,627
   Ending capital                              $  5,379    $  5,252  $ 5,231  $ 5,526  $ 5,605
   Average capital                             $  5,316    $  5,241  $ 5,378  $ 5,565  $ 5,616

   After-tax ROC %                                  3.1%        3.4%     3.4%     3.5%     3.0%

       After-tax ROC % (annualized)                12.6%       13.7%    13.8%    13.8%    12.2%


* NOPAT for the second quarter of 2002 included a benefit of $11 million (0.8% ROC annualized) resulting from a litigation settlement and recognition of currency hedge gains related to earnings in future quarters. NOPAT for the third quarter of 2002 included a benefit of $4 million (0.3% ROC annualized) from the recognition of currency hedge gains related to fourth quarter 2002 earnings.